Exhibit 16.2

June 12, 2023

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read the statements made by Syra Health Corp. under the section entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” of its Form S-1 dated June 12, 2023. We agree with the statements concerning our Firm in such Form S-1; we are not in a position to agree or disagree with other statements of Syra Health Corp. contained therein.

Very truly yours,

/s/ Marcum LLP

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